CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-34341, 333-83486) of BioReliance Corporation of our report dated February 15, 2002 relating to the financial statements of BioReliance Corporation which appears on page F-2 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the financial statement schedule which appears on page F-23 of this Form 10-K of BioReliance Corporation.

PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
March 29, 2002

F-24